                                                                       Exhibit 8




                    [Letterhead of Ledgewood Law Firm, P.C.]




                                October 27, 2003



RAIT Investment Trust
1818 Market Street - 28th Floor
Philadelphia, PA  19103


                              RAIT Investment Trust
                                Qualification as
                          Real Estate Investment Trust


Ladies and Gentlemen:

         We have acted as counsel to RAIT Investment Trust, a Maryland real estate investment trust (the "Company") in connection with the offer and sale by the Company of 2,000,000 common shares of beneficial interest (the "Shares"), par value $.01 per share (the "Common Shares"), as set forth in the Company's Registration Statement, as amended, Registration No. 333-103618 (the "Registration Statement"), the prospectus dated July 10, 2003 included as a part of the Registration Statement (the "Base Prospectus") and the Company's Prospectus Supplement dated October 22, 2003 (the "Prospectus Supplement," and together with the Base Prospectus, the "Prospectus"). You have requested our opinion regarding certain U.S. federal income tax matters.

         The Company conducts its operations through RAIT Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), which owns substantially all of the Company's assets. The sole general partner of the Operating Partnership is RAIT General, Inc. (the "General Partner"), and the sole limited partner of the Operating Partnership is RAIT Limited, Inc. (the "Limited Partner"). The Company owns all of the stock of each of those corporations. As of June 30, 2003, the Operating Partnership had interests in a portfolio of loans (the "Loans") and in real properties (such interest in real properties being held in certain cases through direct ownership, and in other cases through an interest in the pass-through entities that own the properties) (the "Equity Interests"). The Operating Partnership controls certain assets through ownership of partnership interests, membership interests and stock ownership as set forth on Schedule I hereto. All of the partnerships and limited liability companies on Schedule I are collectively referred to as the "Partnerships;" all of the corporations on Schedule I are collectively referred to as the "Corporations."

RAIT Investment Trust
October 27, 2003
Page 2



         In connection with the opinions rendered below, we have examined the following:

         1. the Company's Amended and Restated Declaration of Trust ("Declaration of Trust") and bylaws ("Bylaws"), as amended through the date hereof;

         2. the Registration Statement and the Prospectus, as the same have been amended through the date hereof;

         3. the organizational documents of each of the Partnerships and Corporations;

         4.       documents evidencing the Loans;

         5.       documents evidencing the Equity Interests;

         6. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

         In connection with the opinions rendered below, we have assumed generally that:

         1. Each of the documents referred to above has been duly authorized, executed and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended.

         2. During the taxable years ended December 31, 1998, 1999, 2000, 2001 and 2002 and subsequent taxable years, the Company, the Partnerships and the Corporations have operated and will continue to operate in such a manner that makes and will continue to make the representations contained in certificates, dated the date hereof and executed by duly appointed officers of the Company (the "Officer's Certificates"), true for such years.

         3. Neither the Company nor the Operating Partnership will make any amendments to their organizational documents after the date of this opinion that would affect the Company's qualification as a real estate investment trust (a "REIT") for any taxable year.

         4. No action will be taken by the Company, the Partnerships or the Corporations after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

RAIT Investment Trust
October 27, 2003
Page 3



         In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Officer's Certificates. Where such factual representations contained in the Officer's Certificates involve the terms defined in the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations thereunder (the "Regulations"), published rulings of the Internal Revenue Service (the "Service"), or other relevant authority, we have explained such terms to both the Company's and the Operating Partnership's representatives and are satisfied that such representatives understand the terms and are capable of making such factual representations.

         Based solely on the documents and assumptions set forth above, the representations set forth in the Officer's Certificates, the discussion in the Prospectus Supplement and Base Prospectus under the captions "Federal Income Tax Consequences of Our Status as a REIT" and "Supplemental Federal Income Tax Consequences of Our Status as a REIT," respectively (which are incorporated herein by reference), and without further investigation, we are of the opinion that:

         (a) the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 1998 through December 31, 2002, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2003, and in the future; and

         (b) the description of the law and the legal conclusions contained in the Base Prospectus under the caption "Federal Income Tax Consequences of Our Status as a REIT" and in the Prospectus Supplement under the caption "Supplemental Federal Income Tax Consequences of Our Status as a REIT" are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Common Shares.

         Except as described herein, we have performed no further due diligence and have made no efforts to verify the accuracy and genuineness of the documents and assumptions set forth above, or the representations set forth in the Officer's Certificates. We will not review on a continuing basis the Company's nor the Operating Partnership's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificates. Accordingly, no assurance can be given that the actual results of the Company's or Operating Partnership's operations for its 2003 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT.

RAIT Investment Trust
October 27, 2003
Page 4



         The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Opinions." In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

         The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.




                                   Very truly yours,

                                   /s/ Ledgewood Law Firm, P.C.
                                   ----------------------------
                                   Ledgewood Law Firm, P.C.

                                   SCHEDULE I

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                                            STATE
             COMPANY                         OF                                                   PERCENTAGE
              NAME                        FORMATION               OWNER(S)                      INTEREST OWNED
---------------------------------------------------------------------------------------------------------------------
RAIT Investment Trust                      Maryland     Publicly held                                *
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RAIT General, Inc.                         Maryland     RAIT Investment Trust                       100%
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RAIT Limited, Inc.                         Maryland     RAIT Investment Trust                       100%
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RAIT Partnership, L.P.                     Delaware     RAIT General, Inc.                   1% general partner
                                                        RAIT Limited, Inc.                  99% limited partner
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6006 Executive Boulevard, LLC              Maryland     RAIT Executive Boulevard, LLC       1% (managing) member
                                                        RAIT Partnership, L.P.                   99% member
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Fieldstone Apartments, LLC                 Maryland     RAIT Fieldstone, LLC                 5% Class C member
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OSEB GP, Inc.                              Delaware     RAIT Partnership, L.P.                      100%
---------------------------------------------------------------------------------------------------------------------
RAIT Abbotts GP, Inc.                      Delaware     RAIT Partnership, L.P.                      100%
---------------------------------------------------------------------------------------------------------------------
RAIT Abbotts Limited Partnership           Delaware     RAIT Abbotts GP, Inc.                1% general partner
                                                        RAIT Partnership, L.P.              99% limited partner
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RAIT Antigua Bay Manager, Inc.             Delaware     RAIT Partnership, L.P.                      100%
---------------------------------------------------------------------------------------------------------------------
RAIT Bayside Manager, Inc.                 Delaware     RAIT Partnership, L.P.                      100%
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RAIT C Street Manager, Inc.                Delaware     RAIT Partnership, LP.                       100%
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RAIT C Street Manager II, Inc.             Delaware     RAIT Partnership, LP.                       100%
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RAIT Capital Corp.                         Delaware     RAIT Partnership, L.P.                      100%
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RAIT Carter Oak, LLC                       Delaware     RAIT Partnership, L.P.                  100% member
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RAIT Cherry Branch, LLC                    Delaware     RAIT Partnership, L.P.                  100% member
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RAIT Eastfield, LLC                        Delaware     RAIT Partnership, L.P.                  100% member
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RAIT Emerald Pointe, Inc.                  Delaware     RAIT Partnership, L.P.                  100% member
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RAIT Enterprises, LLC                      Delaware     RAIT Investment Trust                  16.67% member
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RAIT Executive Boulevard, LLC              Delaware     RAIT Partnership, L.P.                  100% member
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RAIT Executive Mews Manager I, Inc.        Delaware     RAIT Partnership, L.P.                      100%
---------------------------------------------------------------------------------------------------------------------
RAIT Executive Mews Manager II, Inc.       Delaware     RAIT Partnership, L.P.                      100%
---------------------------------------------------------------------------------------------------------------------
RAIT Executive Mews Manager III, Inc.      Delaware     RAIT Partnership, L.P.                      100%
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RAIT Fieldstone, LLC                       Delaware     RAIT Partnership, L.P.                      100%
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RAIT Firehouse, LLC                        Delaware     RAIT Partnership, L.P.                      100%
---------------------------------------------------------------------------------------------------------------------
RAIT Highland Club, Inc.                   Delaware     RAIT Partnership, L.P.                      100%
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RAIT Highland Club, LLC                    Delaware     RAIT Highland Club, Inc.                    100%
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RAIT Kenwood, LLC                          Delaware     RAIT Partnership, L.P.                  100% member
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RAIT Lincoln Court, LLC                    Delaware     RAIT Partnership, L.P.                      100%
---------------------------------------------------------------------------------------------------------------------
RAIT Milk Street, LLC                      Delaware     RAIT Partnership, L.P.                  100% member
---------------------------------------------------------------------------------------------------------------------
RAIT Montego Bay Manager, Inc.             Delaware     RAIT Partnership, L.P.                      100%
---------------------------------------------------------------------------------------------------------------------
RAIT Rittenhouse Manager Inc.              Delaware     RAIT Partnership, L.P.                      100%
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RAIT Rohrerstown, L.P.                   Pennsylvania   RAIT General, Inc.                   1% general partner
                                                        RAIT Partnership, L.P.              99% limited partner
---------------------------------------------------------------------------------------------------------------------
RAIT SLH, Inc.                           Pennsylvania   RAIT Partnership, L.P.                      100%
---------------------------------------------------------------------------------------------------------------------
RAIT SLH, L.P.                           Pennsylvania   RAIT SLH , Inc.                      1% general partner
                                                        RAIT Partnership, L.P.              50% limited partner
---------------------------------------------------------------------------------------------------------------------
RAIT Sabel Key Manager, Inc.               Delaware     RAIT Partnership, L.P.                      100%
---------------------------------------------------------------------------------------------------------------------
RAIT St. Ives Manager, Inc.                Delaware     RAIT Partnership, L.P.                      100%
---------------------------------------------------------------------------------------------------------------------
RAIT Venetian Bridges, LLC                 Delaware     RAIT Partnership, L.P.                      100%
---------------------------------------------------------------------------------------------------------------------
RAIT Ventures, LLC                         Delaware     RAIT Investment Trust                    30% member
---------------------------------------------------------------------------------------------------------------------
REM-Cherry Hill, LLC                      New Jersey    RAIT Partnership, L.P.                  100% member
---------------------------------------------------------------------------------------------------------------------
REM-Willow Grove, Inc.                   Pennsylvania   RAIT Partnership, L.P.                      100%
---------------------------------------------------------------------------------------------------------------------
REM-Willow Grove, L.P.                   Pennsylvania   REM-Willow Grove, Inc.               1% general partner
                                                        RAIT Partnership, L.P.              99% limited partner
---------------------------------------------------------------------------------------------------------------------
St. Ives GP, LLC                           Delaware     HVC-St. Ives, LLC                        50% member
                                                        (Treatman entity)
                                                        RAIT St. Ives Manager, Inc.              50% member
---------------------------------------------------------------------------------------------------------------------
St. Ives Owner, L.P.                     Pennsylvania   St. Ives GP, LLC                     2% general partner
                                                        St. Ives Limited Partner, L.P.      98% limited partner
                                                             (Treatman entity)
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Venetian Bridges, LLC                      Delaware     RAIT Venetian Bridges, LLC              19.9% member
---------------------------------------------------------------------------------------------------------------------